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EXHIBIT 2.6

Certificate of Amendment of Certificate of Incorporation
of Cresset International, Ltd. Increasing Number
of Authorized Shares.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CRESSET INTERNATIONAL LTD.

        CRESSET INTERNATIONAL LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

        FIRST: That the Board of Directors of said corporation at a meeting duly convened and held, adopted the following resolution:

        RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Company that Article Fourth of the Certificate of Incorporation be amended to read as follows:

        FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

        One Hundred Fifty Thousand (150,000) shares of Common Stock With A Par Value of One Hundred Fifty Dollars ($150.00) Amounting To Twenty Two Million Five Hundred Thousand Dollars.

        SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

        THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Saiyahaboushaar, this 29th day of October A.D. 2001.

/s/ SAIYAH ABOUSHAAR Authorized Officer Saiyahaboushaar, President
STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 031 19/ 2001 070115165 - 7646911

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EXHIBIT 2.6 Certificate of Amendment of Certificate of Incorporation of Cresset International, Ltd. Increasing Number of Authorized Shares.